EXHIBIT 21.1

List of Subsidiaries

STATE OR OTHER JURISDICTION OF
SUBSIDIARIES OF	INCORPORATION OR
MUZAK HOLDINGS LLC	ORGANIZATION

Muzak LLC	Delaware

Business Sound, Inc.	Ohio

Muzak Finance Corp.	Delaware

Muzak Capital Corporation	Delaware

MLP Environmental Music, LLC	Washington

Electro-Systems Corporation	Florida

Muzak Heart & Soul Foundation	Washington

BI Acquisition, LLC	Delaware

Audio Environments, Inc.	California

Background Music Broadcasters, Inc.	California

Telephone Audio Productions, Inc.	Texas

Muzak Houston, Inc.	Texas

Vortex Sound Communications Company, Inc.	Delaware

Muzak Holdings Finance Corp.	Delaware

SUBSIDIARIES OF MUZAK LLC	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION

See Above
STATE OR OTHER JURISDICTION OF
SUBSIDIARIES OF	INCORPORATION OR
MUZAK FINANCE CORP.	ORGANIZATION

None.

SUBSIDIARIES OF MUZAK CAPITAL CORPORATION	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION

None.

STATE OR OTHER JURISDICTION OF
SUBSIDIARIES OF	INCORPORATION OR
MLP ENVIRONMENTAL MUSIC, LLC	ORGANIZATION

None.
STATE OR OTHER JURISDICTION OF
SUBSIDIARIES OF	INCORPORATION OR
BUSINESS SOUND, INC	ORGANIZATION

None.
STATE OR OTHER JURISDICTION OF
SUBSIDIARIES OF	INCORPORATION OR
BI ACQUISITION, LLC	ORGANIZATION

None.
STATE OR OTHER JURISDICTION OF
SUBSIDIARIES OF	INCORPORATION OR
AUDIO ENVIRONMENTS, INC.	ORGANIZATION

None.

STATE OR OTHER JURISDICTION OF
SUBSIDIARIES OF	INCORPORATION OR
BACKGROUND MUSIC BROADCASTERS, INC.	ORGANIZATION

None.

STATE OR OTHER JURISDICTION OF
SUBSIDIARIES OF	INCORPORATION OR
TELEPHONE AUDIO PRODUCTIONS, INC.	ORGANIZATION

None.

STATE OR OTHER JURISDICTION OF
SUBSIDIARIES OF	INCORPORATION OR
MUZAK HOUSTON, INC.	ORGANIZATION

None.

SUBSIDIARIES OF	STATE OR OTHER JURISDICTION OF
VORTEX SOUND	INCORPORATION OR
COMMUNICATIONS COMPANY, INC.	ORGANIZATION

MUSIC INCORPORATED	DELAWARE